Jackson National Life Insurance Company® ENDORSEMENT FOR LIFE GUARANTEED MINIMUM WITHDRAWAL BENEFIT Thank you for choosing Jackson National Life Insurance Company, also referred to as "the Company". This guaranteed minimum withdrawal benefit (GMWB) is made a part of the Contract to which it is attached. Certain provisions of Your Contract are revised as described below, and are effective as of the Issue Date of the Contract. To the extent any provisions contained in this endorsement are contrary to or inconsistent with those of the Contract to which it is attached, the provisions of this endorsement will control. The provisions of Your Contract remain in effect except where modified by this endorsement. Capitalized terms that are not otherwise defined in this endorsement are defined in Your Contract. PLEASE NOTE: YOU CANNOT ELECT TO TERMINATE THIS ENDORSEMENT INDEPENDENTLY FROM THE CONTRACT TO WHICH IT IS ATTACHED. PLEASE NOTE: PLEASE READ THE TERMS OF YOUR CREDITING METHODS CAREFULLY PRIOR TO ELECTION OF THE ACTIVATION DATE FOR THIS BENEFIT, AS ANY EXISTING INDEX ACCOUNT OPTION WITH A GUARANTEED CREDITING METHOD MAY BE ADVERSELY IMPACTED. OWNER(S) MAY CHANGE OWNERSHIP OF THE CONTRACT, HOWEVER THE DESIGNATED LIFE AND COVERED LIFE (LIVES) (AS DEFINED BY THIS ENDORSEMENT) CANNOT CHANGE. THE COMPANY ASSUMES NO RESPONSIBILITY FOR THE VALIDITY OR TAX CONSEQUENCES OF ANY OWNERSHIP CHANGE. IF YOU MAKE AN OWNERSHIP CHANGE, YOU MAY HAVE TO PAY TAXES. YOU ARE ENCOURAGED TO SEEK LEGAL AND/OR TAX ADVICE. ANY WITHDRAWALS TAKEN BETWEEN THE ISSUE DATE AND THE ACTIVATION DATE WILL REDUCE THE CONTRACT VALUE AND PREMIUM ON WHICH THE GUARANTEED ANNUAL WITHDRAWAL AMOUNT (GAWA) WILL BE BASED. PLEASE NOTE: PARTIAL WITHDRAWALS IN EXCESS OF THE GAWA AND REQUIRED MINIMUM DISTRIBUTION DURING THE CONTRACT YEAR MAY BE SUBJECT TO WITHDRAWAL CHARGES (AS APPLICABLE) AND COULD REDUCE FUTURE BENEFITS BY MORE THAN THE DOLLAR AMOUNT OF THE WITHDRAWAL. THIS ENDORSEMENT PROVIDES NO CASH OR NONFORFEITURE VALUES. ICC26 7852 1

DEFINITIONS All terms defined in the Contract that are used in this endorsement have the same definition as in the Contract. ACTIVATION DATE. The date Guaranteed Withdrawals are activated and the GAWA% and GAWA are determined. The Activation Date will be the earlier of 1) the date the Owner elects to activate and begin Guaranteed Withdrawals under this GMWB, 2) the date the Contract Value drops to zero (other than due to an Excess Withdrawal or total withdrawal), or 3) upon election of the Life Income of the GAWA Income Option. ANNUAL DEFERRAL CREDIT%. The percentage added to the starting GAWA% for each completed Contract Year prior to the Activation Date, subject to the terms of the Contract. The percentage is based on the Designated Life's attained age on the Issue Date. CONTINGENT ANNUITANT. The natural person that is designated as one of the Covered Lives on a Qualified Custodial Account Contract only. Any reference to the Annuitant does not include any Contingent Annuitant. COVERED LIFE (COVERED LIVES). The life or lives on which the GMWB is based. If the Joint Option is not elected, there will be one Covered Life. If the Joint Option is elected, there will be two Covered Lives and the Covered Lives must be spouses as defined by federal law. The Covered Lives are shown on the Supplemental Contract Data Pages. The Covered Life (Covered Lives) cannot be changed. DESIGNATED LIFE. The life on which the GAWA% is based. The Designated Life is shown on the Supplemental Contract Data Pages. If there is one Covered Life, the Designated Life is the Covered Life. If there are two Covered Lives, the Designated Life is the youngest Covered Life. The Designated Life cannot be changed. EARLY WITHDRAWAL. A withdrawal taken prior to the Activation Date. EXCESS WITHDRAWAL. Any portion of a withdrawal taken that causes total withdrawals taken on or after the Activation Date during that Contract Year to exceed the Guaranteed Withdrawal on the date of the withdrawal. FOR LIFE GUARANTEE. A guarantee that entitles You to take the GAWA for the lifetime of the Covered Life (Lives). GUARANTEED ANNUAL WITHDRAWAL AMOUNT (GAWA). The maximum amount You can withdraw each Contract Year without reducing the guaranteed amount You can withdraw in future Contract Years on Contracts without an applicable RMD or where the GAWA is higher than the applicable RMD. ICC26 7852 2

GUARANTEED ANNUAL WITHDRAWAL AMOUNT STEP-UP (GAWA STEP-UP). A feature under which the Company automatically increases the GAWA on each Contract Anniversary following the Activation Date when certain conditions are met. GUARANTEED ANNUAL WITHDRAWAL AMOUNT PERCENTAGE (GAWA%). The percentage used to determine the GAWA. GUARANTEED WITHDRAWAL. The general term used to describe the greater of the GAWA or applicable RMD. JOINT OPTION. Under the GMWB, an election under which there are two Covered Lives. PROPORTIONAL REDUCTION FACTOR. The factor used to adjust the GAWA for the impact of an Excess Withdrawal. QUALIFIED CUSTODIAL ACCOUNT CONTRACT. A Qualified Contract (including Roth IRAs) with a custodial Owner and Beneficiary. REQUIRED MINIMUM DISTRIBUTION (RMD). For certain Qualified Contracts, the RMD is the amount defined by the Internal Revenue Code and the implementing regulations as the minimum distribution requirement that applies to this Contract. For purposes of this Contract, this definition excludes any withdrawal necessary to satisfy the minimum distribution requirements of the Internal Revenue Code if the Contract is purchased with contributions from a nontaxable transfer after the death of the owner of a qualified contract. For purposes of this GMWB, on Contracts with an applicable RMD that is higher than the GAWA, the RMD is the maximum amount You can withdraw each Contract Year without reducing the guaranteed amount You can withdraw in future Contract Years. GENERAL PROVISIONS COVERED LIVES. If the Joint Option is not elected, there will be one Covered Life. If the Owner is a natural person, then the Owner is the Covered Life. If there are Joint Owners, the oldest Joint Owner is the Covered Life. If the Owner is a legal entity, the Annuitant is the Covered Life. If the Owner is a legal entity and there are Joint Annuitants, the oldest Joint Annuitant is the Covered Life. If the Joint Option is elected, there will be two Covered Lives and the Covered Lives must be spouses as defined by federal law. On Qualified Contracts, the Owner and the sole primary spousal Beneficiary named as of the Issue Date will each be a Covered Life. On Qualified Custodial Account Contracts, the Annuitant and the Contingent Annuitant named as of the Issue Date will each be a Covered Life. On Non-Qualified Contracts, the spousal Joint Owners will each be a Covered Life. ICC26 7852 3

MISSTATEMENT OF AGE. If the age of any Covered Life is incorrectly stated on the Issue Date, but falls within the allowable age range then, on the date the misstatement is discovered, the GAWA will be recalculated based on the correct starting GAWA% and Annual Deferral Credit% applicable at the correct age. If the age of any Covered Life is incorrectly stated on the Issue Date and falls outside the allowable age range then, on the date the misstatement is discovered, the Contract will be terminated and the Withdrawal Value will be paid without the application of any otherwise applicable Withdrawal Charge. REPORTS. For the current reporting period, the Contract's annual report will also include the applicable GAWA% and the GAWA amount available for withdrawal in the following Contract Year. GUARANTEED MINIMUM WITHDRAWAL BENEFIT PROVISIONS FOR LIFE GUARANTEED MINIMUM WITHDRAWAL BENEFIT. The GMWB allows You to receive annual payments of the GAWA, prior to the Income Date for the lifetime of the Covered Life, or, if there are two Covered Lives, for the lifetime of the Covered Life who dies last. Prior to the Activation Date, the GAWA% increases by the Annual Deferral Credit% each Contract Year You defer starting Guaranteed Withdrawals. On or after the Activation Date, the GAWA will not reduce if total partial withdrawals taken within each Contract Year do not exceed the Guaranteed Withdrawal. If You do not take the Guaranteed Withdrawal in one Contract Year, You may not take more than the Guaranteed Withdrawal in subsequent Contract Years. On each Contract Anniversary, if the Contact Value on the Contact Anniversary multiplied by the GAWA% is greater than the GAWA prior to step-up, the GAWA will automatically step-up as shown in the GAWA Step-Up provision. You must notify the Company to set the Activation Date to start GAWA payments. The Activation Date may be any date on or after the Issue Date of Your Contract and that the GMWB is active on Your Contract. The withdrawals made under this GMWB are considered to be the same as any other partial withdrawals for the purposes of calculating any other values under the Contract. Any withdrawals taken between the Issue Date and the Activation Date will reduce the Contract Value and Premium on which the GAWA will be based. For purposes of this GMWB, partial withdrawals are considered to be the entire amount withdrawn from the Contract after the Issue Date, including any applicable charges for such withdrawals. During each Contract Year after the Activation Date, the Guaranteed Withdrawal may be taken without the application of any otherwise applicable Withdrawal Charge. On or after the Activation Date, a partial withdrawal in excess of the Withdrawal Value will be permitted as long as total partial withdrawals in the Contract Year do not result in an Excess Withdrawal. If a partial withdrawal that does not result in an Excess Withdrawal is taken and exceeds the Contract Value, the Contract Value will be set to zero and the Contract Value Reduces to Zero provision will apply. ICC26 7852 4

Assessment of Annual Charge. You may elect to opt out of the current and any future Annual Charge increases under this provision by forfeiting any future increases to the GAWA% or GAWA Step-ups. Assessment of the Annual Charge will not reduce the Premium on which the GAWA will be based. Activation Date Allocation Restrictions. On and after the Activation Date, only the 1-Year Fixed Account and crediting methods with a 1-Year Index Account Option Term will be available for allocation of Premium or Contract Value. Guaranteed Crediting Methods will not be available for allocation on or after the Activation Date. For each existing Index Account Option, if Your Activation Date is both a Contract Anniversary and an Index Account Option Term Anniversary, the Company will reallocate that Index Account Option into a new Index Account Option according to the allocation instructions established on the Activation Date. Only the 1-Year Fixed Account and crediting methods with a 1-Year Index Account Option Term will be available. For each existing Index Account Option, if Your Activation Date is a Contract Anniversary that is not an Index Account Option Term Anniversary, the Company will 1) execute a Performance Lock on that Index Account Option, and 2) reallocate that Index Account Option according to the allocation instructions established on the Activation Date. Only the 1-Year Fixed Account and crediting methods with a 1-Year Index Account Option Term will be available. If Your Activation Date is not a Contract Anniversary, the Company will 1) execute both a Performance Lock and Early Reallocation on all existing Index Account Options to reallocate into new Index Account Options according to the allocation instructions established on the Activation Date. Available Index Account Options will have a 1-Year Index Account Option Term plus any applicable Term Adjustment. The 1-Year Fixed Account Option will be available for allocation on the next Index Account Option Term Anniversary. If Your Activation Date occurs while any amounts are allocated to the 1- Year Fixed Account Option, Subsequent Premium Holding Account, Performance Lock Holding Account, or Continuation Adjustment Holding Account (as applicable), any amounts allocated to these Holding Accounts on the Activation Date are not impacted by any mandatory Activation Date reallocations. On the Premium Allocation Anniversary, unless You execute an Early Reallocation from the Performance Lock Holding Account prior to that date, subject to availability, relevant amounts will be reallocated according to the instructions currently on file for Your Contact on that Premium Allocation Anniversary. If no allocation instructions are received in Good Order at the Company's Customer Care Center at the time the Activation Date is processed, the Index Account Option value(s) will be reallocated as follows: 1. if a 1-Year Index Account Option with the same Index, Crediting Method and downside protection is available at the time, the Company will reallocate into an Index Account Option with the same Index, Crediting Method, and downside protection; 2. if the existing Index Account Option had a Guaranteed Crediting Method, the Company will reallocate into a 1-Year Index Account Option with a Cap Crediting Method; 3. in all other cases, the Index Account Option value(s) will be reallocated to the Performance Lock Holding Account. ICC26 7852 5

Mandatory Early Reallocations executed on Your Activation Date are exempt from and do not contribute toward the limit of twelve (12) Early Reallocation Dates permitted each Contract Year. Guaranteed Annual Withdrawal Amount. The starting GAWA% and Annual Deferral Credit% are defined according to the table on the Supplemental Contract Data Pages. The GAWA% is determined at the earliest of: 1) the date You elect to opt out of the GAWA Step-Ups to avoid an increase in the Annual Charge percentage; 2) the date you elect as the Activation Date; 3) the date the Contract Value reduces to zero; or 4) the Latest Income Date. On the date the GAWA% is determined, the GAWA% is equal to the starting GAWA% plus the Annual Deferral Credit% multiplied by the number of completed Contract Years since the Issue Date. Once determined, the GAWA% will not change. On the Activation Date: 1. The GAWA% will be 1) the starting GAWA% based on the attained age of the Designated Life on the Issue Date, plus 2) the Annual Deferral Credit% based on the attained age of the Designated Life on the Issue Date multiplied by the number of completed Contract Years prior to the Activation Date. 2. The GAWA is equal to the GAWA% multiplied by the greater of 1) the current Contract Value, or 2) Premium paid into the Contract, less any applicable taxes, reduced for all prior partial withdrawals in the same proportion that the Contract Value was reduced on the date of such withdrawal. 3. The first withdrawal of the GAWA will be made and may be requested each Contract Year. Partial withdrawals will affect benefit values as follows: 1. If a partial withdrawal is taken prior to the Activation Date, it is considered an Early Withdrawal. a. Premium will be reduced in the same proportion that the Contract Value is reduced by the Early Withdrawal. b. The GAWA% is unaffected. 2. If the partial withdrawal is taken on or after the Activation Date and does not result in an Excess Withdrawal, the GAWA% and GAWA are unchanged. 3. If the partial withdrawal is taken on or after the Activation Date and the partial withdrawal results in an Excess Withdrawal, a. the GAWA is equal to the greater of: i. the GAWA prior to the partial withdrawal reduced by the Excess Withdrawal; or ii. zero. b. The GAWA% is unchanged. ICC26 7852 6

Subsequent Premiums accepted on or after the Activation Date will affect benefit values as follows: 1. The GAWA% will be unchanged 2. The GAWA on or after the Activation Date is equal to the GAWA prior to the Premium payment plus the subsequent Premium payment (less any applicable premium taxes) multiplied by the GAWA%. Annual Deferral Credit%. The Annual Deferral Credit% is defined according to the table shown on the Supplemental Contract Data Pages based on the Designated Life's attained age on the Issue Date. On Your Activation Date, a deferral credit equal to the Annual Deferral Credit% multiplied by the number of Completed Contract Years in Your Contract prior to the Activation Date will be added to the starting GAWA% prior to determination of the GAWA. For Life Guarantee. The For Life Guarantee is effective on the Issue Date shown on the Contract Data Pages of Your Contract. The For Life Guarantee is terminated on the date the GMWB is terminated, as shown in the TERMINATION PROVISIONS of this endorsement. Contract Value Reduces to Zero. If the Contract Value is reduced to zero as the result of a Guaranteed Withdrawal or deduction of the Annual Charge, the Life Income of the GAWA Income Option will begin automatically. All other rights under the Contract cease, no subsequent Premium payments will be accepted, and no death benefit will apply. If the Contract Value is reduced to zero as the result of an Excess Withdrawal, the TERMINATION PROVISIONS of this endorsement will apply. If an automatic withdrawal causes the Withdrawal Value to fall below zero, future automatic withdrawals will terminate. GAWA Step-Up. On each Contract Anniversary following the Activation Date, Your GAWA will automatically step-up to equal the greater of 1) the GAWA% multiplied by the current Contract Value or 2) Your current GAWA. The GAWA% will be unchanged. The Annual Deferral Credit% will be unchanged. If You have opted out of increases to the Annual Charge percentage, You will no longer receive GAWA Step-Ups on Contract Anniversaries. ICC26 7852 7

FREE WITHDRAWAL. The amount of Free Withdrawal available in any Contract Year is equal to the greater of: 1. any applicable Guaranteed Withdrawal less earnings; or 2. the total of: a. the Free Withdrawal Percentage, as shown on the Contract Data Pages, multiplied by the Remaining Premium at the beginning of the Contract Year that is subject to a Withdrawal Charge according to the Withdrawal Charge Schedule shown on the Contract Data Pages; plus b. the Free Withdrawal Percentage, as shown on the Contract Data Pages, multiplied by Premium received during the Contract Year; less c. earnings; or 3. zero. EXCESS WITHDRAWAL. An Excess Withdrawal will cause the GAWA to be reduced proportionally as follows: a. The dollar-for-dollar portion (DFD Portion) of the partial withdrawal is equal to the greater of the Guaranteed Withdrawal, less all prior partial withdrawals made on or after the Activation Date in the current Contract Year; or zero. b. The Proportional Reduction Factor for the partial withdrawal is defined to be: 1 – partial withdrawal amount – DFD Portion_________ Contract Value prior to partial withdrawal – DFD Portion c. The GAWA is equal to the GAWA prior to the Excess Withdrawal multiplied by the Proportional Reduction Factor. DEATH BENEFIT PROVISIONS Upon the death of a Covered Life while the Contract Value is greater than zero, the death benefit is not impacted. If the Joint Option was not elected, and 1. there are not Joint Owners of the Contract, the GMWB terminates without value. 2. there are Joint Owners of the Contract, a. If there is no surviving Covered Life, the GMWB terminates without value. b. If there is a surviving Covered Life, the GMWB will continue. If the Joint Option was elected, and 1. there are not Joint Owners of the Contract, upon Spousal Continuation by the surviving Covered Life, the GMWB will continue. 2. there are Joint Owners of the Contract: a. If there is no surviving Covered Life, the GMWB will terminate without value. b. If there is a surviving Covered Life, the GMWB will continue. i. If the GAWA% has not yet been determined, and the surviving Covered Life is not the Designated Life, at the time of determination, the GAWA% will be determined based on the attained age of the Designated Life on the Issue Date and the Contract Year. ii.Upon death of the surviving Covered Life, the GMWB will terminate without value. ICC26 7852 8

INCOME PROVISIONS If the Contract Value is reduced to zero as the result of a Guaranteed Withdrawal or deduction of the Annual Charge, the following GMWB Income Option will begin. The following GMWB Income Option is available for election on the Latest Income Date in addition to the Income Options available in Your Contract: LIFE INCOME OF THE GAWA. You are entitled to receive payments of a fixed dollar amount payable while a Covered Life is alive. The total annual amount payable under this option will equal the GAWA in effect at the time of electing this option. This amount will be paid in the frequency (not less than annually) that You elect. No further annuity payments are payable after the death of the Covered Life (or the last surviving Covered Life's death, if the Joint Option is elected), and there is no provision for a Death Benefit payable to the Beneficiary. Therefore, it is possible for only one annuity payment to be made under this GMWB Income Option if all Covered Lives die before the due date for the second payment. If the GAWA% has not yet been determined, it will be set based on the attained age of the Designated Life on the Issue Date and the Contract Year. If the GAWA has not yet been determined, it will be set at the corresponding GAWA% multiplied by the greater of 1) the current Contract Value, or 2) Premium paid into the Contract, less any applicable taxes, less all prior partial withdrawals in the same proportion that the Contract Value was reduced on the date of such withdrawal. TERMINATION PROVISIONS When the GMWB is active on Your Contract, the TERMINATION PROVISIONS below will replace the TERMINATION PROVISIONS shown in Your Contract: The Contract terminates and all benefits end on the date upon which the entire interest in the Contract has been distributed, including the date the Contract Value falls to zero due to an Excess Withdrawal. Distributions may be made in whole or in part after the Income Date, after Due Proof of the relevant death and a claim form in Good Order has been received by the Company, and/or under a supplemental contract evidencing the interest in the contract to be distributed. The GMWB terminates and all benefits under this GMWB end on the earliest of: 1. The date all Covered Lives have died; 2. Spousal Continuation of the Contract by a spouse who is not a Covered Life; or 3. the date upon which the entire interest in the Contract has been distributed, including the date the Contract Value falls to zero due to an Excess Withdrawal. If termination of the GMWB occurs after the Activation Date, but while Your Contract remains active, only the 1-Year Fixed Account Option and 1-Year Index Account Options remain available for reallocation on future Contract Anniversaries and Early Reallocation Dates. ICC26 7852 9 President Signed for the Jackson National Life Insurance Company

SUPPLEMENTAL CONTRACT DATA PAGES Please refer to the attached Endorsement for further explanation of values shown on these Supplemental Contract Data Pages. Contract Number: [1234567890] Benefit: For Life Guaranteed Minimum Withdrawal Benefit Covered Life/Designated Life: [John Doe] Designated Life Issue Age: [50] Covered Life: [Jenny Doe] Contingent Annuitant: [Jenny Doe] Contingent Annuitant's Issue Age: [50] Minimum partial withdrawal amount unless as a scheduled part of an automatic withdrawal program: [The lesser of $500 or the Guaranteed Withdrawal] Starting GAWA% and Annual Deferral Credit%: The starting GAWA% and Annual Deferral Credit% are determined based on the Designated Life's Issue Age on the Issue Date of the Contract to which this endorsement is attached. Starting GAWA%: [X.XX%] Annual Deferral Credit%: [X.XX%] ICC26 7852-S 1